Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate Redesignating Janus Dynamic Allocation Fund is incorporated herein by reference to Exhibit (a)(35) to Post Effective Amendment No. 163 to Janus Investment Fund's registration statement on Form N-1A, filed on October 28, 2011; accession number 0000950123-11-092620 (File No. 2-34393).

Certificate Redesignating INTECH Risk-Managed Core Fund, INTECH Risk-Managed Growth Fund, INTECH Risk-Managed Value Fund, and INTECH Risk-Managed International Fund is incorporated herein by reference to Exhibit (a)(36) to Post-Effective Amendment No. 166 to Janus Investment Fund's registration statement on Form N-1A, filed on December 15, 2011; accession number 0000950123-11-103074 (File No. 2-34393).

Certificate of Establishment and Designation of Series and Share Classes (INTECH Global Dividend Fund and Perkins Select Value Fund) is incorporated herein by reference to Exhibit (a)(37) to Post-Effective Amendment No. 166 to Janus Investment Fund's registration statement on Form N-1A, filed on December 15, 2011; accession number 0000950123-11-103074 (File No. 2-34393).